Exhibit 5.1

Akerman Senterfitt One Southeast Third Avenue 25th Floor Miami, Florida 33131 Tel: 305.374.5600 Fax: 305.374.5095

January 25, 2013

JAVELIN Mortgage Investment Corp.

3001 Ocean Drive, Suite 201

Vero Beach, Florida 32963

Re:

Registration of the Resale of 250,000 Shares of Common Stock

Ladies and Gentlemen:

We are acting as counsel to JAVELIN Mortgage Investment Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-11 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, which Registration Statement covers the registration of the resale of up to 250,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) by the selling stockholder named therein. We are furnishing this opinion letter pursuant to Item 36 of Form S-11 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined copies of the Company’s Amended and Restated Articles of Incorporation (the “Articles”), the Company’s Bylaws, the corporate action taken by the Company that provides for the registration of the Shares and have made such further legal and factual examinations and investigations as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. As to various questions of fact material to our opinions, we have relied upon certificates of, or communications with, officers of the Company and others.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that the Company had the authority pursuant to the Articles to issue the Shares, and the Shares are authorized, validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the following general qualifications and assumptions:

1.

The foregoing opinions are rendered as of the date hereof. We assume no obligation to update or supplement the opinions if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinions.

2.

We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland General Corporation Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland General Corporation Law and such applicable provisions of such Constitution, and we do not express any opinion herein concerning any other laws.

3.

Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

4.

We have assumed that none of the Shares will be issued in violation of Article VII of the Articles.

5.

Our opinions are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Akerman Senterfitt

akerman.com

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